                                   EXHIBIT 3.1

                        AMENDED ARTICLES OF INCORPORATION
                                OF THE REGISTRANT

       FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

    MAR 30 1999
                        CERTIFICATE OF AMENDMENT
                   TO THE ARTICLES OF INCORPORATION
                                  OF
                              ARIANNE CO.


         Pursuant to the applicable provisions of the Nevada Business Corporations Act, Arianne Co. (the "Corporation") adopts the following
Articles of Amendment to its Articles of Incorporation:
         FIRST: The present name of the Corporation is Arianne Co.
         SECOND: The following amendments to its Articles of Incorporation were adopted by the board of directors and by majority consent of shareholders of the Corporation in the manner prescribed by applicable law.

         (1) The Article entitled ARTICLE I - NAME, is amended to read as follows:
                             ARTICLE I - NAME
         The name of the corporation shall be: One E-Commerce Corporation

         (2) The Article entitled ARTICLE IV - STOCK, is amended to read as follows:
                             ARTICLE IV - STOCK
         COMMON. The aggregate number of common shares which this Corporation shall have authority to issue is 50,000,000 shares of Common Stock having a par value of $.001 per share. All common stock of the Corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid common stock of this Corporation shall not be liable to any further call or assessment.
         PREFERRED. The Corporation shall be authorized to issue 500,000 shares of Preferred Stock having a par value of $.001 per share and with such rights, preferences and designations determined by the board of directors.
         THIRD: The Corporation has effectuated, effective with the commencement of business on Wednesday, March 31, 1999, a 1.8 to 1 forward stock split as to its shares of common stock outstanding as of the opening of business on Tuesday, March 30, 1999, which increases the outstanding shares as of that date from 416,666 shares to 750,000 shares. The forward split shall not change the number of shares of Common Stock authorized for issuance by the Corporation.

         FOURTH: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 5,375,000.
         FIFTH: The number of shares voted for such amendments was 5,294,400 (98.5%) and no shares were voted against such amendment.
         DATED this 20 day of March, 1999.
                                           ARIANNE CO.
                                           By: /s/
                                              ----------------------------------
                                              Lisa D. Ryan, President/Secretary


                                 VERIFICATION



STATE OF UTAH          )
                       :ss.
COUNTY OF SALT LAKE    )

         The undersigned being first duly sworn, deposes and states: that the undersigned is the President of Arianne Co., that the undersigned has read the Certificate of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the board of directors and stockholders of the Corporation.

                                               /s/
                                              ----------------------------------
                                              Lisa D. Ryan, President

STATE OF UTAH          )
                       : ss.
COUNTY OF SALT LAKE    )

         Before me the undersigned Notary Public in and for the said County and State, personally appeared the President and Secretary of Arianne Co., a Nevada corporation, and signed the foregoing Articles of Amendment as her own free and voluntary acts and deeds pursuant to a corporate resolution for the uses and purposes set forth.
         IN WITNESS WHEREOF, I have set my hand and seal this 20 day of March, 1999.
[Seal]
                                               /s/
                                              ----------------------------------
                                                     NOTARY PUBLIC

Notary Seal:

                          ARTICLES OF INCORPORATION
                                    OF
                                ARIANNE CO.

         WE THE UNDERSIGNED natural persons of the age of eighteen (18) years or more, acting as incorporators of a corporation under the Nevada Business Corporation Act adopt the following Articles of Incorporation.

                                 ARTICLE I
                                    NAME

         The Name of the corporation is ARIANNE CO.


                                  ARTICLE II
                                   DURATION

         The duration of the corporation is perpetual.


                                   ARTICLE III
                                     PURPOSES

         The purpose or purposes for which this corporation is engaged are:

                  (a) To produce childrens books and works of art. Also, to acquire, develop, explore, and otherwise deal in and with all kinds of real and personal property and all related activities, and for any and all other lawful purposes.

                  (b) To acquire by purchase, exchange, gift, bequest, subscription, or otherwise; and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities including, without limitations, any shares of stock, bonds, debentures, notes mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein on any property or assets created or issued by any person, firm, associate, or corporation, or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor in any lawful manner or to issue in exchange therefor its unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

                  (c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may, at any time, appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation.

                  (d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Nevada; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

                                  ARTICLES IV
                                     STOCK

         The aggregate number of shares which this corporation shall have authority to issue is 50,000,000 shares of Common Stock having a par value of $.001 per share. All Stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

                                  ARTICLE V
                                  AMENDMENT

         These Articles of Incorporation may be amended by the affirmative Vote of "a majority" of the shares entitled to vote on each such amendment.


                                  ARTICLE VI
                              SHAREHOLDERS RIGHTS

         The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

                                  ARTICLE VII
                            INITIAL OFFICE AND AGENT

         The registered office of the Corporation in the State of Nevada is 3230
E. Flamingo Road, Suite 156, Las Vegas, NV 89121. The registered agent in charge thereof at such address is Gateway Enterprises, Inc.


                                  ARTICLE VIII
                                    DIRECTORS

         The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business corporation act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

         The directors are specifically given the authority to mortgage or pledge any or all assets of the business with stockholders' approval.

         The number of directors constituting the initial Board of Directors of this corporation is one (1). The names and addresses of persons who are to serve as Directors until the first annual meeting of stockholders or until their successors are elected and qualify are:

         NAME                              ADDRESS
         ----                              -------
         ARIANNE NEMELKA                   897 SOUTH ARTISTIC CIRCLE
                                           SPRINGVILLE, UTAH 84663


                                  ARTICLES IX
                                 INCORPORATORS


         The name and address of each incorporator is:

         NAME                              ADDRESS
         ----                              -------
         ARIANNE NEMELKA                   897 SOUTH ARTISTIC CIRCLE
                                           SPRINGVILLE, UTAH 84663

                                  ARTICLE X
             COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

         No contract or other transaction between this corporation and any on or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee there of which authorizes, approves or ratifies such contract or transaction.

                                  ARTICLE XI
                       LIABILITY OF DIRECTORS AND OFFICERS

         No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300.

         The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.

         Under penalties of perjury, I declare that these Articles of Incorporation have been examined by me an are, to the best of my knowledge and belief, true, correct and complete.

         Dated this 25 day of August, 1994

                                               /s/
                                              ----------------------------------
                                              ARIANNE NEMELKA

STATE OF UTAH          )
                       ) ss.
COUNTY OF              )

         On the 25 day of August, 1994, personally appeared before me, Arianne Nemelka, who being by me first duly sworn, declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

         IN WITNESS THEREOF, I have hereunto set my hand and seal this 25 day of August, 1994.


                                               /s/ Kimberly A. Patterson
                                              ----------------------------------
                                              NOTARY PUBLIC


                                              Residing at 225 W. Main St.
                                                          ----------------------

                                                          Mason, OH 45040
                                                          ----------------------
My commission expires:

KIMBERLY A. PATTERSON
------------------------------
Notary Public, State of Ohio
My Commission Expires July 23, 1998